                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                               Habersham Bancorp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                  P.O. BOX 1980
                             CORNELIA, GEORGIA 30531
                                 (706) 778-1000

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD SATURDAY, APRIL 20, 2002.

To the Shareholders of Habersham Bancorp:

         The annual meeting of shareholders of Habersham Bancorp (the "Company") will be held on Saturday, April 20, 2002, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, for the following purposes:

         (1)      To elect directors.

         (2) To transact any other business that may properly come before the meeting or any adjournment.

         March 8, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

         Please mark, date, sign and return the enclosed form of proxy as soon as possible. If you attend the meeting and wish to vote your shares in person, you may do so at any time before the vote takes place.


                                       By Order of the Board of Directors,



                                       David D. Stovall
                                       President and Chief Executive Officer

March 22, 2002

                                HABERSHAM BANCORP
                         282 HISTORIC HIGHWAY 441 NORTH
                                  P.O. BOX 1980
                             CORNELIA, GEORGIA 30531

                                 PROXY STATEMENT

                       -----------------------------------

                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

         The Company's Board of Directors is furnishing this Proxy Statement to solicit proxies for use at the annual meeting of shareholders to be held on Saturday, April 20, 2002, at 1:00 p.m., in the Central Office of Habersham Bank at 282 Historic Highway 441 North, Cornelia, Georgia, and at any adjournment of the meeting.

PROCEDURES FOR VOTING BY PROXY

         If you properly sign, return and do not revoke your proxy, the persons named as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the nominated directors and in accordance with the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. You can revoke your proxy by delivering to Edward D. Ariail at the Company's Central Office either a written revocation of your proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

RECORD DATE AND MAILING DATE

         The close of business on March 8, 2002 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this Proxy Statement and accompanying proxy card to shareholders on or about March 22, 2002.

NUMBER OF SHARES OUTSTANDING

         As of the close of business on the record date, the Company had 10,000,000 shares of common stock, $1.00 par value, authorized, of which 2,698,746 shares were issued and outstanding. Each such share is entitled to one vote on matters to be presented at the meeting.

REQUIREMENTS FOR SHAREHOLDER APPROVAL

         A quorum will be present if a majority of the votes entitled to be cast are present in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. To be elected, a director must receive more votes than any other nominee for the same seat on the Board of Directors. As a result, if you withhold your vote as to one or more directors, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee.

         Only votes actually cast will count in determining whether the shareholders have approved a proposal. Abstentions and broker "non-votes" resulting from a broker's inability to vote a client's shares on non-discretionary matters will not affect the outcome of the election of directors or any other proposals that may be brought before the meeting.

                                   THE COMPANY

         The Company was incorporated in 1984 as a bank holding company under the laws of the State of Georgia. The Company's subsidiary, Habersham Bank, is a general commercial bank located in Cornelia, Georgia. Habersham Bank has the following operating divisions and subsidiaries:

         NAME                                    LOCATION                         PRINCIPAL BUSINESS
         ----                                    --------                         ------------------
         Security State Bank                     Canton, Georgia                  General commercial banking
         (a division of Habersham Bank)

         Advantage Insurers, Inc.                Cornelia, Georgia                Property, casualty and life
         (a subsidiary of Habersham Bank)                                         insurance agency

         BancMortgage Financial Corp. (a         Northern Atlanta, Georgia        Full service mortgage lending and
         subsidiary of Habersham Bank)           metropolitan area                servicing

         BancFinancial Services Corporation      Northern Atlanta, Georgia        Wholesale mortgage lending,
         (a subsidiary of BancMortgage           metropolitan area                specializing in sub-prime mortgage
         Financial Corp.)                                                         loans

         BancMortgage Reinsurance Ltd.           Northern Atlanta, Georgia        Reinsurance for insurance
         (a subsidiary of BancMortgage           Metropolitan area                companies offering private
         Financial Corp.)                                                         mortgage insurance

                               OWNERSHIP OF STOCK

PRINCIPAL SHAREHOLDERS

         On March 8, 2002, the Company had 550 shareholders of record. The following table lists the persons who, to our best knowledge, beneficially owned 5% or more of the Company's outstanding shares of common stock as of that date. According to rules adopted by the Securities and Exchange Commission, a "beneficial owner" of securities has or shares the power to vote the securities or to direct their investment. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his or her shares. The number of issued and outstanding shares used to calculate the percentage of total ownership for a given individual or group includes any shares covered by the option(s) issued to that individual or group.

NAME AND ADDRESS                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP                  PERCENT OF CLASS
-------------------                         ---------------------                  ----------------
John Robert Arrendale                              170,072                                6.30%
200 Hillcrest Heights
Cornelia, Georgia  30531

Thomas A. Arrendale, III                           853,729(1)(2)                         31.61%
P. O. Box 558
Baldwin, Georgia  30511

Cyndae Arrendale Bussey                            515,776(1)                            19.11%
P. O. Box 558
Baldwin, Georgia  30511

David D. Stovall                                   177,697(3)                             6.42%
P. O. Box 1980
Highway 441 North
Cornelia, Georgia  30531

Footnotes
---------

(1) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(2) Includes 2,500 shares subject to options exercisable on or before May 7, 2002.

(3) Includes 95,129 shares owned of record by Mr. Stovall jointly with his wife, 2,666 shares owned of record as custodian for his daughter, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 70,318 shares subject to options exercisable on or before May 7, 2002. Excludes 9,130 shares (as of the latest available valuation of December 31, 2001) held in Mr. Stovall's account in the Company's 401(k) Savings Investment Plan Trust (the "Savings Plan"), as to which Mr. Stovall has no voting or investment power.

STOCK OWNED BY MANAGEMENT

         The following table lists the number and percentage ownership of shares of common stock beneficially owned by each director and director nominee, each executive officer named in the Summary Compensation Table contained elsewhere in this Proxy Statement and all directors and executive officers as a group as of March 8, 2002. Unless otherwise indicated, each person is the record owner of, and has sole voting and investment power with respect to, his shares. The number of issued and outstanding shares used to calculate the percentage of total ownership includes any shares covered by the option(s) issued to the individual or to members of the group, as applicable, identified in the table.

                                                             Number of Shares            Percentage
Name                                                        Beneficially Owned            of Total
----                                                        ------------------          -------------
Directors and Director Nominees:
-------------------------------

Edward D. Ariail(1)                                            54,192(2)                     1.99%
Thomas A. Arrendale, Jr.                                        2,500(3)                      *
Thomas A. Arrendale, III                                      853,729(3)(4)                 31.61%
Michael C. Martin                                              24,936(5)                      *
James E. McCollum(1)                                           53,967(6)                     1.96%
James A. Stapleton, Jr.                                         7,950(3)(7)                   *
David D. Stovall(1)                                           177,697(8)                     6.42%
Calvin R. Wilbanks                                             16,325(3)                      *

Named Executive Officers who are not Directors:
----------------------------------------------

Robert S. Cannon                                               54,200(9)                     1.98%
Anthony L. Watts                                               46,500(9)                     1.70%

All Directors, Director Nominees and
Executive Officers as a Group (12 persons)                  1,317,100(10)                   44.38%

Footnotes
---------

(*)      Indicates less than 1%.

(1) Messrs. Ariail, McCollum and Stovall are also executive officers of the Company.

(2) Includes 15,815 shares owned of record by Mr. Ariail jointly with his wife, 350 shares owned of record by Mr. Ariail jointly with his wife and daughters and 27,000 shares subject to options exercisable on or before May 7, 2002. Excludes 6,283 shares (as of the latest available valuation of December 31, 2001) held in Mr. Ariail's account in the Savings Plan, as to which Mr. Ariail has no voting or investment power.

(3) Includes 2,500 shares subject to options exercisable on or before May 7, 2002.

(4) Includes 400,000 shares owned by the Arrendale Undiversified Family Limited Partnership and 85,000 shares owned by the Thomas A. Arrendale, Jr. Family Limited Partnership. As general partners of each limited partnership, Thomas A. Arrendale, III and Cyndae Arrendale Bussey share voting and dispositive authority with respect to the shares owned by each partnership.

(5) Includes 591 shares owned of record by Mr. Martin jointly with his children and 8,818 shares subject to options exercisable on or before May 7, 2002.

(6) Includes 49,000 shares subject to options exercisable on or before May 7, 2002. Excludes 3,259 shares (as of the latest available valuation of December 31, 2001) held in Mr. McCollum's account in the Savings Plan, as to which Mr. McCollum has no voting or investment power.

(7) Mr. Stapleton owns 450 of the indicated shares jointly with his children.

(8) Includes 95,129 shares owned of record by Mr. Stovall jointly with his wife, 2,666 shares owned of record as custodian for his daughter, 8,334 shares owned of record by Mr. Stovall jointly with his daughter, and 70,318 shares subject to options exercisable on or before May 7, 2002. Excludes 9,130 shares (as of the latest available valuation of December 31, 2001) held in Mr. Stovall's account in the Savings Plan, as to which Mr. Stovall has no voting or investment power.

(9) Includes 43,000 shares subject to options exercisable on or before May 7, 2002.

(10) Of the indicated shares, 263,136 shares are subject to options exercisable on or before May 7, 2002. Excludes 19,067 shares (as of the latest available valuation of December 31, 2001) held in accounts for the benefit of the Company's executive officers under the Savings Plan, as to which participants have no voting or investment power.

                        PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES

         We propose that the nominees listed below be elected as directors of the Company. Each director will serve until the 2003 annual meeting of shareholders or until his successor is duly elected and qualified. If any nominee becomes unavailable to serve as a director, which we do not now anticipate, then the persons named as proxies will have complete discretion to vote for another duly nominated candidate.

         The following table shows, for each director, his name and age at December 31, 2001, the year he was first elected as a director, his position with the Company other than as a director and his principal occupation and other business experience for the past five years. Thomas A. Arrendale, Jr. and Thomas
A. Arrendale, III are father and son.

                                         YEAR FIRST            POSITION WITH COMPANY;
NAME                              AGE      ELECTED               BUSINESS EXPERIENCE
----                              ---    ----------            ----------------------
Edward D. Ariail                   43       2000       Vice President and Corporate Secretary of the Company;
                                                       President of Habersham Bank since April 1996; prior thereto,
                                                       Executive Vice President of Habersham Bank; and member of
                                                       the Board of Directors of BancMortgage Financial Corp.

Thomas A. Arrendale, Jr.           81       1984       Chairman of the Board of the Company and Habersham Bank;
                                                       Director and President, Fieldale Farms, Inc. (poultry
                                                       processing and distribution)

Thomas A. Arrendale, III           44       1990       Vice Chairman of the Board of the Company; Director of
                                                       Marketing, Fieldale Farms, Inc. (poultry processing and
                                                       distribution)

Michael C. Martin                  48       2000       President of Martin and Norton, Inc. (land surveyors)

James E. McCollum                  51       2000       Executive Vice President of the Company since August 1998;
                                                       Chief Operating Officer of Habersham Bank since October
                                                       1999; Director of Habersham Bank and Advantage Insurers,
                                                       Inc. since August 1998; prior thereto, President, First Data
                                                       Retail Services, Omaha, Nebraska from 1996 through 1997;
                                                       Manager of Credit Development, J.C. Penney, Dallas, Texas
                                                       from 1980 to 1996.

James A. Stapleton, Jr.            53       1990       President and General Manager, Habersham Metal Products

David D. Stovall                   45       1989       President and Chief Executive Officer of the Company; Vice
                                                       Chairman and Chief Executive Officer of Habersham Bank;
                                                       Chairman of the Board of Directors of Security State Bank,
                                                       BancMortgage Financial Corp., and Advantage Insurers, Inc.

Calvin R. Wilbanks                55        1990       Co-Owner, C.P. Wilbanks Lumber Company

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

         The Company's Board of Directors holds its regular meetings on the third Saturday of the first month of each quarter and otherwise as necessary. Habersham Bank's Board of Directors meets on the third Saturday of each month. During 2001, the Company's Board of Directors met 12 times and Habersham Bank's Board of Directors met 12 times. Each nominated director of the Company attended at least 75% of the meetings of the Company's Board of Directors and of any committees of which he was a member, and each nominated director of Habersham Bank attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which he was a member.

         The Company's Board of Directors has established a Compensation Committee and an Audit Committee. The Compensation Committee is composed of Thomas A. Arrendale, Jr. and Calvin R. Wilbanks. The Committee determines the compensation of Company officers and administers the Company's employee stock option plans. The Committee met once in 2001.

         The Audit Committee's functions include (a) providing assistance to the Board of Directors in fulfilling its responsibilities for examinations of the Company by regulatory agencies and independent auditors; (b) determining that the Company has adequate administrative, operating and internal accounting controls and that it is operating in accordance with prescribed procedures; and
(c) serving as an independent party in the review of the Company's financial information prior to its distribution to the Company's shareholders and the public. The current members of the Audit Committee are Michael C. Martin, James
A. Stapleton, Jr. and Calvin R. Wilbanks. Either the Chairman or the Company's internal auditor may call a meeting of the Audit Committee. The Audit Committee met four times during 2001.

         Neither the Company nor any of its subsidiaries has a standing nominating committee.

COMPENSATION OF DIRECTORS

         The same individuals who served as directors of the Company in 2001 also served as directors of Habersham Bank. They were compensated for their service to the Company and to Habersham Bank at rates of from $500 to $6,000 per Board meeting attended. Directors are not compensated for their service as members of committees. In 2001, Mr. Stovall received a total of $56,000 in director fees and $10,500 in fees for his service as a member of Security State Bank's advisory council; Mr. Ariail received $28,000 in director fees; and Mr. McCollum received $21,000 in director fees and $7,000 in fees for his service as a member of Security State Bank's advisory council.

         Directors of the Company and its bank subsidiaries who are not employees of the Company or any of its subsidiaries are granted options annually under the Habersham Bancorp Outside Directors' Stock Option Plan (the "Directors' Plan"). On December 31 of each year, so long as the Company or the applicable bank subsidiary has a return on beginning assets of at least one percent for the prior 12-month period, each eligible director of the Company receives an option to purchase 1,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant and each director of a bank subsidiary receives an option to purchase 250 shares on the same terms. Options are exercisable in full six months after the date of grant. No directors received options under the Directors' Plan in 2001.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16 (a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company's common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based solely on a review of the copies of these reports furnished to the Company, during the fiscal year ended December 31, 2001, our directors, executive officers and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                               EXECUTIVE OFFICERS

         The Company's executive officers are appointed by and hold office at the discretion of the Board of Directors. The following table lists for each executive officer (a) the person's name, (b) his or her age at December 31, 2001, (c) the year he or she was first elected as an executive officer of the Company, (d) his or her position with the Company and its subsidiaries, and (e) other business experience for the past five years, if he or she has been employed by the Company or any subsidiary for less than five years.

                                         YEAR FIRST                  POSITION WITH COMPANY;
NAME                              AGE     ELECTED                      BUSINESS EXPERIENCE
----                              ---    ----------                  ----------------------
Thomas A. Arrendale, Jr.           81       1984        Chairman of the Board of the Company and Habersham Bank;
                                                        Director and President, Fieldale Farms, Inc. (poultry
                                                        processing and distribution)

David D. Stovall                   45       1984        President and Chief Executive Officer of the Company; Vice
                                                        Chairman and Chief Executive Officer of Habersham Bank;
                                                        Chairman of the Board of Directors of BancMortgage Financial
                                                        Corp. and Advantage Insurers, Inc.

Edward D. Ariail                   43       1990        Vice President and Corporate Secretary of the Company;
                                                        President of Habersham Bank since April 1996; prior thereto,
                                                        Executive Vice President of Habersham Bank; and member of
                                                        the Board of Directors of BancMortgage Financial Corp.

Annette Banks                      55       1997        Vice President and Chief Financial Officer of the Company
                                                        since April 1997; prior thereto, Chief Financial Officer of the Company and Vice President, Controller of Habersham Bank.

Bonnie Bowling                     43       1997        Vice President, Operations, Audit, Compliance of the Company
                                                        since April 1997; from December 1994 to 1997, Process Owner of Audit/Compliance of the Company; prior thereto, Vice
                                                        President of CB&T - West Georgia, Carrollton, Georgia

Robert S. Cannon                   50       1997        Vice President, Mortgage Banking of the Company since 1996;
                                                        Vice Chairman and Co-Chief Executive Officer of BancMortgage
                                                        Financial Corp. since December 1999 (Principal/Director
                                                        since 1996); prior thereto, President of HomeBanc Mortgage
                                                        Corporation, Atlanta, Georgia

Anthony L. Watts                   54       1997        Vice President, Mortgage Banking of the Company since 1996;
                                                        Vice Chairman and Co-Chief Executive Officer of BancMortgage
                                                        Financial Corp. since December 1999 (Principal/Director
                                                        since 1996); prior thereto, President and Chief Executive
                                                        Officer of Mt. Vernon Federal Savings Bank, Dunwoody,
                                                        Georgia.

James E. McCollum                  51       1998        Chief Operating Officer of Habersham Bank since October
                                                        1999; Executive Vice President of the Company and Director
                                                        of Habersham Bank and Advantage Insurers, Inc. since August
                                                        1998; prior thereto, President, First Data Retail Services,
                                                        Omaha, Nebraska from 1996 through 1997; Manager of Credit
                                                        Development, J.C. Penney, Dallas, Texas from 1980 to 1996.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and the four other mostly highly compensated executive officers of the Company who earned over $100,000 in salary and bonus during 2001 for the last three fiscal years or for a shorter period if their employment by the Company began within the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                         Annual                 Long-Term
                                                    Compensation(1)          Compensation(2)
                                                ----------------------    ---------------------
                                                                          Securities Underlying        All Other
Name and Principal Position            Year     Salary($)     Bonus($)       Options/SARs(#)        Compensation($)(3)
---------------------------            ----     ---------     --------    ---------------------     ------------------
David D. Stovall                       2001      193,394         0               15,000                  8,653(4)
President and Chief Executive          2000      168,056         0               13,000                  8,233(4)
Officer of the Company and Vice        1999      170,924         0               12,000                  6,819(4)
Chairman and Chief Executive
Officer of Habersham Bank

Edward D. Ariail                       2001      121,307         0                7,000                  5,362(5)
Vice President and Corporate           2000      111,823         0                5,000                  4,915(5)
Secretary of the Company and           1999      105,823         0                4,500                  4,490(5)
President of Habersham Bank

Robert S. Cannon                       2001      150,000         0                9,000              2,528,268(6)
Vice President, Mortgage Banking       2000      150,000         0                8,000                422,285(6)
of the Company and Vice Chairman       1999      150,000         0                8,000                356,656(6)
and Co-Chief Executive Officer of
BancMortgage Financial Corp.

James E. McCollum                      2001      158,519         0               15,000                  4,896
Executive Vice President of the        2000      144,900         0               12,000                  4,347
Company and Chief Operating            1999      147,400         0               11,000                  2,301
Officer of Habersham Bank

Anthony L. Watts                       2001      150,000         0                9,000              2,528,268(6)
Vice President, Mortgage Banking       2000      150,000         0                8,000                422,285(6)
of the Company and Vice Chairman       1999      150,000         0                8,000                356,656(6)
and Co-Chief Executive Officer of
BancMortgage Financial Corp.

---------------

(1) We have omitted information on "perks" and other personal benefits because the aggregate value of these items does not meet the minimum amount required for disclosure under Securities and Exchange Commission regulations.

(2) The Company has not awarded any restricted stock or long-term incentives other than stock options. Accordingly, we have omitted columns relating to these types of awards. The terms of the 2001 option grants are included in the table captioned "Option Grants in Last Fiscal Year."

(3) Includes the following Company contributions to the indicated person's savings plan account for the year indicated:

                                                2001            2000             1999
                                              -------          -------         -------
                  Mr. Stovall                 $ 5,100          $ 4,680         $ 3,266
                  Mr. Ariail                    3,802            3,355           2,930
                  Mr. Cannon                    5,100            5,100           9,750
                  Mr. McCollum                  4,896            4,347           2,301
                  Mr. Watts                     5,100            5,100           9,750

(4) Includes $3,553 in premiums paid by the Company under a split dollar life insurance plan for the benefit of Mr. Stovall in each of the years indicated.

(5) Includes $1,560 in premiums paid by the Company under a split dollar life insurance policy for the benefit of Mr. Ariail in each of the years indicated.

(6) For each of the years indicated, the total includes the following amounts earned in the year indicated and paid at the beginning of the following year as a part of a distribution required under an agreement entered into by Habersham Bank with Messrs. Cannon and Watts relating to the establishment of BancMortgage Financial Corp. See "-Employment Agreements."

                          2001                  2000                 1999
                          ----                  ----                 ----
                       $2,523,168             $417,185             $346,906

         The following table sets forth information regarding the grant of stock options to the executives named in the Summary Compensation Table during 2001. All options shown are presently exercisable.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE VALUE
                            NUMBER OF       PERCENT OF                                    AT ASSUMED ANNUAL RATE
                           SECURITIES      TOTAL OPTIONS                                OF STOCK PRICE APPRECIATION
                           UNDERLYING       GRANTED TO      EXERCISE                          FOR OPTION TERM($)
                            OPTIONS        EMPLOYEES IN       PRICE     EXPIRATION      ---------------------------
     NAME                   GRANTED         FISCAL YEAR     ($/SHARE)      DATE            5%                 10%
     ----                 -----------      -------------    ---------   ----------      --------          ---------
David D. Stovall            15,000            15.15           16.50      12/31/06       $ 68,380          $ 151,101
Edward D. Ariail             7,000             7.07           16.50      12/31/06         31,911             70,514
Robert S. Cannon             9,000             9.09           16.50      12/31/06         41,028             90,661
James E. McCollum           15,000            15.15           16.50      12/31/06         68,380            151,101
Anthony L. Watts             9,000             9.09           16.50      12/31/06         41,028             90,661

         The following table contains information, with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during 2001 and unexercised options held as of the end of 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                              SHARES                                                        VALUE OF UNEXERCISED
                             ACQUIRED                     NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS/SARS
                                ON          VALUE           OPTIONS AT FY-END(#)                AT FY/END($)(1)
                             EXERCISE     REALIZED     ----------------------------    -------------------------------
     NAME                      (#)           ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE       UNEXERCISABLE
     ----                   ----------   ----------    -----------    -------------    -----------       -------------
David D. Stovall               0            0            64,000             0            $160,530             0
Edward D. Ariail               0            0            27,000             0              57,675             0
Robert S. Cannon               0            0            43,000             0             159,210             0
James E. McCollum              0            0            49,000             0             134,220             0
Anthony L. Watts               0            0            43,000             0             159,210             0

---------------

(1) Calculated by subtracting the exercise price from the market price of the common stock at fiscal year-end ($16.50) and multiplying the resulting figure by the number of shares subject to options for which the exercise price was less than the market price of the common stock at fiscal year-end.

EMPLOYMENT AGREEMENTS

         Under an agreement dated as of January 2, 1996 among the Company, Habersham Bank (the "Bank"), BancMortgage Financial Corp. ("BancMortgage"), Robert S. Cannon and Anthony L. Watts, each of Messrs. Cannon and Watts is entitled to an annual base salary of $150,000 (subject to adjustment by the Board of Directors) and a percentage of BancMortgage's annual net income before taxes. See Note (6) to the Summary Compensation Table for the amounts paid under this provision of the agreement. Other elements of compensation include the use of a company car, club memberships, life insurance and such other benefits as are provided under the Bank's employee benefit plans. If the Company or the Bank is acquired or if the Bank receives and wishes to accept a bona fide offer for the acquisition of BancMortgage, Messrs. Cannon and Watts have a right of first refusal to acquire BancMortgage.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report discusses the compensation objectives and policies applicable to our executive officers and our policy generally with respect to the compensation of all executive officers as a group for 2001 and specifically reviews the compensation established for our Chief Executive Officer during 2001.

COMPENSATION PHILOSOPHY

         Our executive compensation program has three objectives: (1) to align the interests of the executive officers with those of our shareholders by basing a significant portion of an executive's compensation on the Company's performance, (2) to attract and retain highly talented and productive executives, and (3) to provide incentives for superior performance by our executives. To achieve these objectives, our executive compensation program consists of base salary and incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of our employees.

         In determining the amount and type of compensation to be awarded to executive officers, we study the compensation packages for executives of a peer group of the Company's most direct publicly held competitors for executive talent, assess the competitiveness of our executive compensation program and review the Company's financial performance for the previous year. We also gauge our success in achieving the compensation program's objectives in the previous year and consider the Company's overall performance objectives. Each element of our executive compensation program is discussed below.

BASE SALARIES

         Base salaries for our executive officers for 2001 are reflected in the Summary Compensation Table. In addition to the factors described above that support our executive compensation program generally, we evaluate subjectively the responsibilities of the specific executive position and the individual executive's experience and knowledge in determining his or her base salary. Salaries are not based upon the achievement of any predetermined performance targets.

INCENTIVE COMPENSATION

         Our incentive compensation is based upon our Incentive Stock Option Plan. We believe that placing a portion of executives' total compensation in the form of stock options achieves three objectives. It aligns the interest of our executives directly with those of our shareholders, gives executives a significant long-term interest in the Company's success and helps us retain key executives. In determining the number and terms of options to grant an executive, we primarily consider subjectively the executive's past performance (or, in the case of a new executive, his or her knowledge, and experience and the degree to which we can recruit executives with similar skills) and the degree to which an incentive for long-term performance would benefit the Company.

BENEFITS

         We believe we must offer a competitive benefits program to attract and retain key executives. We provide the same medical and other benefits to our executive officers that are generally available to our other employees.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         We based our Chief Executive Officer's 2001 salary and stock options on our review of the compensation packages for chief executive officers of our most direct competitors and on our subjective assessment of his experience, knowledge and abilities. We have and will continue to base salary adjustments, stock option awards or other long-term incentive compensation on the same elements and measures of performance as we review in determining the compensation for our other executive officers. Aside from the incentives inherent in the grant of stock options, we do not directly tie our Chief Executive Officer's compensation to the Company's performance.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         It is our responsibility to address the issues raised by Section 162(m) of the Internal Revenue Code, as amended. The revisions to Section 162(m) made certain non-performance based compensation in excess of $1,000,000 to executives of public companies non-deductible to the companies beginning in 1994. We have reviewed these issues and have determined that no portion of compensation payable to any executive officer for 2001 is non-deductible. Our Incentive Stock Option Plan limits to $100,000 the aggregate fair market value of the common stock subject to options that first become exercisable during any calendar year for any individual optionee.

         Submitted by:                       THE COMPENSATION COMMITTEE

                                                     Thomas A. Arrendale, Jr.
                                                     Calvin R. Wilbanks


                             AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE REPORT

         The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by applicable Nasdaq standards. The Audit Committee operates under a written charter approved by the Board of Directors.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 consolidated financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                                       THE AUDIT COMMITTEE

                                       Michael C. Martin
                                       James A. Stapleton, Jr.
                                       Calvin R. Wilbanks

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         KPMG LLP, Atlanta, Georgia, acted as the Company's principal independent certified public accountants for the year ended December 31, 2001. Representatives of KPMG LLP will be present at the 2002 Annual Meeting and will have the opportunity to make a statement if they desire to do so and respond to appropriate questions.

AUDIT FEES

         In connection with services rendered in connection with the audit of the Company's annual financial statements and the review of the Company's interim financial statements, the Company has estimated that its total audit fees for 2001 were approximately $124,000. This figure is based on an estimate provided by our accountants, KPMG LLP, and includes fees for services that were billed to the Company in 2002 in connection with the 2001 audit.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The Company did not retain KPMG LLP to perform financial information systems design or implementation services in 2001.

OTHER FEES

         During 2001, the Company was billed by KPMG LLP $58,000 for other audit-related services and $56,450 for other services. The Audit Committee has considered the provision of non-audit services by KPMG LLP and has determined that the provision of such services was consistent with maintaining the independence of KPMG LLP.

                                PERFORMANCE GRAPH

         The following Performance Graph compares the yearly percentage change in the cumulative total shareholder return on our common stock to the cumulative total return on the Nasdaq Stock Market (U.S.) Index and the Nasdaq Bank Stock Index from December 31, 1996 through the last trading day of each succeeding fiscal year through December 31, 2001. The Performance Graph assumes reinvestment of dividends, where applicable.


                             [GRAPH APPEARS HERE.]

CRSP Total Returns Index for:                12/1996      12/1997     12/1998     12/1999     12/2000     12/2001
-----------------------------                -------      -------     -------     -------     -------     -------
Habersham Bancorp                             100.0        116.3        86.9        77.9        60.6       101.9

Nasdaq Stock Market                           100.0        122.5       172.7       320.8       193.0       153.1
(U.S. Companies)

Nasdaq Bank Stocks                            100.0        167.4       166.3       159.9       182.4       197.4
SIC 6020-6029, 6710-6719 US
And Foreign

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.       The index level for all series was set to $100.0 on 12/29/1996.

                              CERTAIN TRANSACTIONS

         Some of our directors, officers, principal shareholders and their associates were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2001. Some of our directors are directors, officers, trustees or principal securities holders of corporations or other organizations that also were customers of, or had transactions with, the Company or its subsidiaries in the ordinary course of business during 2001.

         All outstanding loans and other transactions with our directors, officers and principal shareholders were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, when made, did not involve more than the normal risk of collectability or present other unfavorable features. In addition to banking and financial transactions, the Company and its subsidiaries may have had additional transactions with, or used products or services of, various organizations with which directors of the Company and its subsidiaries were associated. The amounts involved in these non-credit transactions have not been material in relation to the business of the Company, its subsidiaries or such other organizations. We expect that the Company and its subsidiaries will continue to have similar transactions in the ordinary course of business with such individuals and their associates in the future.

                                  MISCELLANEOUS

SHAREHOLDER PROPOSALS

         We must receive any shareholder proposals submitted for consideration at the next annual meeting of shareholders no later than November 24, 2002 to be included in our 2003 proxy materials. A shareholder must notify the Company before January 31, 2003 of a proposal for the 2003 Annual Meeting that the shareholder intends to present other than by inclusion in the Company's proxy materials. If we do not receive such notice before January 31, 2003, proxies solicited by our management will confer discretionary authority upon our management to vote upon any such matter.

OTHER MATTERS

         We know of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors or a matter incident to the election of directors properly comes before the meeting, the persons appointed as proxies will vote on the matter in accordance with their best judgment.

EXPENSES AND SOLICITATION OF PROXIES

         The Company will pay the expenses of soliciting proxies for the 2002 annual meeting of shareholders. In addition to solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. They will receive no compensation in addition to their regular salaries for these activities. The Company will direct brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the common stock that these institutions hold of record, and, upon request, will reimburse them for their reasonable out-of-pocket expenses.

                                HABERSHAM BANCORP
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 20, 2002

         The undersigned shareholder of Habersham Bancorp (the "Company") hereby appoints David D. Stovall and Edward D. Ariail as proxies with full power of substitution, acting unanimously or by either of them if only one be present and acting, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders (the "Meeting") to be held at the Central Office of the Company, 282 Historic Highway 441 North, Cornelia, Georgia on Saturday, April 20, 2002 at 1:00 p.m. and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the Meeting (the "Proxy Statement"), receipt of which is hereby acknowledged.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

PROPOSAL 1:  To elect the nominees listed below to serve as directors of the
             Company for the ensuing year.

                           Edward D. Ariail, Thomas A. Arrendale, Jr.,
             Thomas A. Arrendale III, Michael C. Martin, James E. McCollum, James A. Stapleton, Jr., David D. Stovall and Calvin R. Wilbanks.

                    FOR all nominees                    WITHHOLD AUTHORITY
             -----  listed above (except as      -----  to vote for all nominees
                    indicated to the contrary           listed above.
                    below).

INSTRUCTION: To withhold authority for any individual nominee(s), mark "FOR"
             above, and write the name of the nominee(s) for whom you wish to withhold authority in the space below:

             -------------------------------------------------------------------

         This proxy, when properly executed, will be voted as directed, but if no direction to the contrary is indicated, it will be voted FOR the nominees listed in Proposal 1. Discretionary authority is hereby conferred as to all other matters which may come before the meeting.


                                       Dated:                             , 2002
                                             -----------------------------
                                              (Be sure to date your Proxy)



                                       -----------------------------------------
                                             Name(s) of Shareholder(s)



                                       -----------------------------------------
                                            Signature(s) of Shareholder(s)

         If stock is held in the name of more than one person, all holders should sign. Signatures must correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person.

         Please mark, date and sign this Proxy, and return it in the enclosed return-addressed envelope. No postage is necessary.


                     PLEASE RETURN PROXY AS SOON AS POSSIBLE